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                          EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A         Consolidated Balance Sheet at            Filed
             March 31, 1998                                herewith
             (Unaudited, subject to adjustment)

   B1        Consolidated Statement of Income and     Filed
             Accumulated Deficit For the Quarter      herewith
             ended March 31, 1998
             (Unaudited, Subject to Adjustment)

   C1        Consolidated Statement of Cash Flows     Filed
             For the Quarter Ended March 31, 1998     herewith
             (Unaudited, Subject to Adjustment)


   B2        Consolidated Statement of Income and     Filed
             Accumulated Deficit For the Twelve       herewith
             Months ended March 31, 1998
             (Unaudited, Subject to Adjustment)

   C2        Consolidated Statement of Cash Flows     Filed
             For the Twelve Months March 31, 1998     herewith
             (Unaudited, Subject to Adjustment)